EXHIBIT 99.1

           Ciena Reports Fiscal First Quarter 2006 Results;
  Delivers Eighth Quarter of Sequential Revenue Growth and Improves
         Gross Margin 200 Basis Points Sequentially to 41.9%

    LINTHICUM, Md.--(BUSINESS WIRE)--March 2, 2006--Ciena(R) Corporation (NASDAQ:CIEN), the network specialist, today announced results for its fiscal first quarter 2006 ending January 31, 2006. Revenue for the first quarter totaled $120.4 million, representing a 1.9% sequential increase from fiscal fourth quarter revenue of $118.2 million, and an increase of 27.1% over the same period a year ago when the Company reported sales of $94.7 million.
    "With sequential revenue growth for the eighth straight quarter and continued gross margin and operating cost improvements, Ciena's first quarter results demonstrate our persistent execution and resulting progress toward profitability," said Ciena CEO and President Gary Smith. "We continue to believe that Ciena's role as the network specialist and our focus on enabling our service provider and enterprise customers to transition their networks to reliably deliver an ever-increasing mix of new applications and services - at a pace that makes sense for their business - will enable us to grow faster than the market in 2006."
    On the basis of generally accepted accounting principles (GAAP), Ciena's reported net loss for the fiscal first quarter 2006 was $6.3 million, or a net loss of $0.01 per share. This compares with a reported GAAP net loss of $57.0 million, or a net loss of $0.10 per share, for the same period a year ago.
    Ciena's GAAP net loss for its fiscal first quarter 2006 includes $3.8 million of share-based compensation expense related to equity based awards in accordance with Statement of Financial Accounting Standards (SFAS) No. 123(R), adopted by Ciena on November 1, 2005. Prior periods' GAAP results do not include the impact of SFAS 123(R).

    Debt Repurchase

    During its fiscal first quarter, Ciena reduced its long-term debt position with the purchase on the open market of $106.5 million par value of its outstanding 3.75% convertible notes due in February 2008, for $98.8 million. As a result of the purchase, the Company recorded a $6.7 million gain on extinguishment of debt, net of $1.0 million associated debt issuance costs. The Company will save $8.0 million in future interest payments as a result of this action and reduced the outstanding principal on its 3.75% convertible notes to $542.3 million.

    Non-GAAP Presentation of Results

    In evaluating the operating performance of its business, Ciena's management excludes certain charges and credits that are required by GAAP. These items, which are identified in the table that follows (in thousands except per share data), share one or more of the following characteristics: they are unusual, and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control.



                                             Quarter        Quarter
                                              Ended          Ended
                                          Jan. 31, 2005  Jan. 31, 2006
                                          -------------  -------------
Stock compensation product                $          -   $        135
Stock compensation services                          -            188
Stock compensation research and
 development                                     1,011          1,637
Stock compensation sales and marketing             876          1,046
Stock compensation general and
 administrative                                    160            821
Amortization of intangible assets               10,411          6,295
Restructuring costs                              1,125          2,015
Long-lived asset impairments                       184             (3)
Recovery of doubtful accounts, net                   -         (2,604)
Gain on lease settlement                             -         (6,020)
(Gain) loss on equity investments, net             (22)           733
Gain on extinguishment of debt                       -         (6,690)
Income tax benefit on adjusted net loss         15,513          3,253
                                          -------------  -------------
Total adjustments                         $     29,258   $        806
                                          =============  =============

GAAP Net Loss                             $    (56,995)  $     (6,291)
Adjustment for items above                      29,258            806
                                          -------------  -------------
Adjusted (non-GAAP) net loss              $    (27,737)  $     (5,485)
                                          =============  =============
Weighted average basic common and
 dilutive potential shares outstanding         571,573        580,771
Adjusted (non-GAAP) net loss per share    $      (0.05)  $      (0.01)


    Adjusting Ciena's fiscal first quarter 2006 GAAP net loss of $6.3 million for the items noted above would reduce the Company's net loss in the quarter from $6.3 million to $5.5 million and would have no effect on the Company's GAAP loss per share of $0.01.
    To aid investor's understanding of Ciena's results and the effect of SFAS 123(R)-related share-based compensation expenses, the following table summarizes the presentations of Ciena's financial results covered in this press release for both the Company's fiscal first quarter 2005 and fiscal first quarter 2006.
    Periods prior to the Company's fiscal first quarter 2006 have not been restated to reflect, and do not include, the impact of SFAS 123(R). Prior periods do include share-based compensation expense recognized in accordance with Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," as interpreted by Financial Accounting Standards Board (FASB) Interpretation (FIN) No. 44.



                                (in thousands except per share data)
                                    Q1 2005              Q1 2006
                              -------------------  -------------------
                                        Net Loss             Net Loss
                              Net Loss  per Share  Net Loss  per Share
                              --------- ---------  --------- ---------
GAAP
-----------------------------
1.  GAAP results as reported  $(56,995)   $(0.10)   $(6,291)   $(0.01)
                              ========= =========  ========= =========
Non-GAAP
-----------------------------
1.  GAAP results less SFAS
    123(R)-related share-
    based compensation
    expense                        N/A       N/A    $(2,464)   $(0.00)
                                                   ========= =========
2.  GAAP results less APB 25-
    related share-based
    compensation expense      $(54,948)   $(0.10)       N/A       N/A
                              ========= =========
3.  As-adjusted results
    (excludes SFAS 123(R) and
    APB 25-related share-
    based compensation
    expense and other items
    as defined in previous
    table)                    $(27,737)   $(0.05)   $(5,485)   $(0.01)
                              ========= =========  ========= =========


First Quarter 2006 Performance Highlights

    -- Delivered sequential revenue growth of 1.9% and year-over-year revenue growth of 27.1%.

    -- Delivered overall gross margin of 41.9%, an improvement of 200 basis points from fiscal fourth quarter 2005's gross margin of 39.9% and an improvement of more than 1600 basis points from the same year-ago period's 25.6% gross margin.

            -- Improved product gross margin from 42.2% in the fiscal fourth quarter of 2005 to 43.0% in the fiscal first quarter of 2006.

            -- Improved services gross margin from 24.5% in the fiscal fourth quarter of 2005 to 33.9% in the fiscal first quarter of 2006.

    -- Ended the fiscal first quarter 2006 with cash and short- and long-term investments of $961.6 million.

First Quarter 2006 Customer and Product Highlights

    -- Ciena announced that it had successfully completed contract negotiations with BT confirming Ciena's participation as a preferred supplier to the operator's revolutionary 21st
        Century Network, or 21CN. BT plans to deploy Ciena's CN
        4200(TM) FlexSelect(TM) Advanced Services Platform,
        CoreDirector(R) Multiservice Switch and CoreStream(TM) Agility Optical Transmission System.

    -- Ciena's CN 4200 FlexSelect platform was selected by Slovenia's T-2 for a new nationwide next-generation VDSL network.

    -- Progress Telecom selected Ciena's CN 4200 for 10G DWDM metro and regional transport and CN 3600(TM) Intelligent Optical Multiservice Switch for international gateway and SONET/SDH applications in their next-generation network.

    -- Ciena expanded its involvement with the U.S. Department of Energy, announcing product deployments with Oak Ridge National Laboratory and Fermi National Accelerator Laboratory.

    Business Outlook

    "In recent weeks, we have seen an increase in order flow which seems to validate signs of improving overall market strength," said Smith. "Depending on the timing of revenue recognition associated with orders from several larger customers, we expect our fiscal second quarter revenue could increase by as much as 7% sequentially from our fiscal first quarter revenue and will likely include initial revenue associated with BT's 21CN project."
    "We expect our continued product- and manufacturing-related cost reductions and anticipated product and customer mix will enable us to maintain overall gross margin in excess of 40% during our fiscal second quarter," continued Smith. "In addition, we are continuing to pursue operating efficiencies designed to improve our operating margin, including ramping hiring at our Gurgaon, India development facility."

    Live Web Broadcast of Fiscal First Quarter Results

    Ciena will host a discussion of its fiscal first quarter results with investors and financial analysts today, Thursday, March 2, 2006 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena's homepage at www.ciena.com. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's website at: http://www.ciena.com/investors/investors.htm.

    NOTE TO INVESTORS

    This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof; and Ciena's actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Report on Form 10-K filed with the Securities and Exchange Commission on January 12, 2006. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: we continue to believe that Ciena's role as the network specialist and our focus on enabling our service provider and enterprise customers to transition their networks to reliably deliver an ever-increasing mix of new applications and services - at a pace that makes sense for their business - will enable us to grow faster than the market in 2006; depending on the timing of revenue recognition associated with orders from several larger customers, we expect our fiscal second quarter revenue could increase by as much as 7% sequentially from our fiscal first quarter revenue and will likely include initial revenue associated with BT's 21CN project; we expect our continued product- and manufacturing-related cost reductions and anticipated product and customer mix will enable us to maintain overall gross margin in excess of 40% during our fiscal second quarter; and, in addition, we are continuing to pursue operating efficiencies designed to improve our operating margin, including ramping hiring at our Gurgaon, India development facility. Ciena assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.



                          CIENA CORPORATION
                     CONSOLIDATED BALANCE SHEETS
                  (in thousands, except share data)
                             (unaudited)


ASSETS
                                           October 31,    January 31,
                                          -------------  -------------
Current assets:                               2005           2006
                                          -------------  -------------
   Cash and cash equivalents              $    358,012   $    298,624
   Short-term investments                      579,531        496,010
   Accounts receivable, net                     72,786         81,136
   Inventories, net                             49,333         64,379
   Prepaid expenses and other                   37,867         34,717
                                          -------------  -------------
      Total current assets                   1,097,529        974,866
Long-term investments                          155,944        166,951
Equipment, furniture and fixtures, net          28,090         27,131
Goodwill                                       232,015        232,015
Other intangible assets, net                   120,324        113,061
Other long-term assets                          41,327         30,867
                                          -------------  -------------
   Total assets                           $  1,675,229   $  1,544,891
                                          =============  =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                       $     43,868   $     51,995
   Accrued liabilities                          76,491         64,138
   Restructuring liabilities                    15,492         12,687
   Unfavorable lease commitments                 9,011          8,620
   Income taxes payable                          5,785          5,846
   Deferred revenue                             27,817         30,986
                                          -------------  -------------
      Total current liabilities                178,464        174,272
Long-term deferred revenue                      15,701         15,727
Long-term restructuring liabilities             54,285         35,939
Long-term unfavorable lease commitments         41,364         38,934
Other long-term obligations                      1,296          1,151
Convertible notes payable                      648,752        542,262
                                          -------------  -------------
      Total liabilities                        939,862        808,285
                                          -------------  -------------
Commitments and contingencies
Stockholders' equity:
   Preferred stock - par value $0.01;
    20,000,000 shares authorized; zero
    shares issued and outstanding                    -              -
   Common stock - par value $0.01;
    980,000,000 shares authorized;
    580,340,947 and 581,581,317 shares
    issued and outstanding                       5,803          5,816
   Additional paid-in capital                5,489,613      5,493,614
   Deferred stock compensation                  (2,286)             -
   Changes in unrealized gains on
    investments, net                            (4,673)        (3,433)
   Translation adjustment                         (495)          (505)
   Accumulated deficit                      (4,752,595)    (4,758,886)
                                          -------------  -------------
      Total stockholders' equity               735,367        736,606
                                          -------------  -------------
   Total liabilities and stockholders'
    equity                                $  1,675,229   $  1,544,891
                                          =============  =============



                          CIENA CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)
                             (unaudited)


                                           Quarter Ended January 31,
                                          ----------------------------
                                              2005           2006
                                          -------------  -------------
Revenues:
   Products                               $     82,300   $    105,941
   Services                                     12,448         14,489
                                          -------------  -------------
Total revenue                                   94,748        120,430
                                          -------------  -------------

Costs:
   Products                                     60,848         60,399
   Services                                      9,669          9,576
                                          -------------  -------------
Total cost of goods sold                        70,517         69,975
                                          -------------  -------------
   Gross profit                                 24,231         50,455
                                          -------------  -------------
Operating expenses:
   Research and development                     34,662         29,462
   Selling and marketing                        26,840         26,572
   General and administrative                    7,656          9,896
   Amortization of intangible assets            10,411          6,295
   Restructuring costs                           1,125          2,015
   Long-lived asset impairments                    184             (3)
   Recovery of doubtful accounts, net                -         (2,604)
   Gain on lease settlement                          -         (6,020)
                                          -------------  -------------
      Total operating expenses                  80,878         65,613
                                          -------------  -------------
Loss from operations                           (56,647)       (15,158)
Interest and other income, net                   7,433          9,262
Interest expense                                (7,226)        (6,053)
Gain (loss) on equity investments, net              22           (733)
Gain on extinguishment of debt                       -          6,690
                                          -------------  -------------
Loss before income taxes                       (56,418)        (5,992)
Provision for income taxes                         577            299
                                          -------------  -------------
Net loss                                  $    (56,995)  $     (6,291)
                                          =============  =============
Basic and diluted net loss per common
 share and dilutive potential common
 share                                    $      (0.10)  $      (0.01)
                                          =============  =============
Weighted average basic common and
 dilutive potential common shares
 outstanding                                   571,573        580,771
                                          =============  =============



                          CIENA CORPORATION
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                             (unaudited)


                                        Three Months Ended January 31,
                                        ------------------------------
                                            2005            2006
                                        --------------  --------------
Cash flows from operating activities:
   Net loss                             $     (56,995)  $      (6,291)
   Adjustments to reconcile net loss to
    net cash used in operating
    activities:
   Early extinguishment of debt                     -          (6,690)
   Amortization of premium on
    marketable securities                       4,913           1,176
   Non-cash impairment of long-lived
    assets                                        184             733
   Depreciation and amortization of
    leasehold improvements                      8,383           5,312
   Stock compensation                           2,047           4,183
   Amortization of intangibles                 11,378           7,263
   Provision for inventory excess and
    obsolescence                                1,115           3,000
   Provision for warranty and other
    contractual obligations                     3,016           2,470
   Other                                          749             608
   Changes in assets and liabilities:
      Accounts receivable                      (6,244)         (8,350)
      Inventories                                 242         (18,046)
      Prepaid expenses and other                4,888          10,151
      Accounts payable and accrued
       liabilities                            (13,889)        (30,813)
      Income taxes payable                        318              61
      Deferred revenue and other
       obligations                             (3,436)          3,195
                                        --------------  --------------
Net cash used in operating activities         (43,331)        (32,038)
                                        --------------  --------------
Cash flows from investing activities:
   Additions to equipment, furniture,
    fixtures and intellectual property         (4,201)         (4,375)
   Proceeds from sale of equipment,
    furniture and fixtures                        177               -
   Restricted cash                               (621)          1,102
   Purchases of available for sale
    securities                               (161,847)        (63,641)
   Maturities of available for sale
    securities                                200,731         136,219
   Minority equity investments, net            (1,595)              -
                                        --------------  --------------
Net cash provided by investing
 activities                                    32,644          69,305
                                        --------------  --------------
Cash flows from financing activities:
   Repayment of convertible notes
    payable                                         -         (98,772)
   Proceeds from issuance of common
    stock                                         347           2,117
   Repayment of notes receivable from
    stockholders                                   45               -
                                        --------------  --------------
Net cash provided (used) in financing
 activities                                       392         (96,655)
                                        --------------  --------------
Net decrease in cash and cash
 equivalents                                  (10,295)        (59,388)
Cash and cash equivalents at beginning
 of period                                    185,868         358,012
                                        --------------  --------------
Cash and cash equivalents at end of
 period                                 $     175,573   $     298,624
                                        ==============  ==============



Appendix A

The adjustments management makes in analyzing Ciena's first quarter 2006 GAAP results are as follows:

    -- Stock compensation costs - As of November 1, 2005, Ciena adopted SFAS 123(R). In accordance with the modified prospective application transition method, Ciena's consolidated financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123(R). Prior periods do include share-based compensation expense recognized in accordance with APB 25 as interpreted by FASB Interpretation (FIN) No. 44.

    -- Amortization of intangible assets - a non-cash expense arising from acquisitions of intangible assets, principally developed technology, which Ciena is required to amortize over its expected useful life and which the Company feels is not reflective of its ongoing operating costs.

    -- Restructuring costs - non-recurring charges incurred as the result of reducing the size of the Company's operations to align its resources with the reduced size of the telecommunications market as well as the result of targeting new segment opportunities within the overall market, which the Company feels are not reflective of its ongoing operating costs.

    -- Long-lived asset impairments - non-recurring charges, incurred as a result of excess equipment classified as held for sale which the Company feels are not reflective of its ongoing operating costs.

    -- Recovery of doubtful accounts - a non-recurring charge unrelated to normal operations resulting from the recovery of an amount that was previously written off.

    -- Gain on lease settlement - a non-recurring charge unrelated to normal operations resulting from termination of obligations under a lease for an unused facility.

    -- (Gain) loss on equity investments, net - a non-recurring loss or gain related to changes in the value of the Company's equity investments which the Company feels is not reflective of its ongoing operating costs.

    -- Gain on extinguishment of debt - a non-recurring gain related to the early extinguishment of outstanding debt.

    -- Income tax benefit on adjusted net loss - the income tax charge or benefit on the adjusted net loss, which is a necessary adjustment for consistency. The Company currently has a full valuation allowance for GAAP reporting purposes and accordingly does not recognize a tax benefit for losses generated.


    About Ciena

    Ciena Corporation is the network specialist, focused on expanding the possibilities for its customers' networks while reducing their cost of ownership. The Company's systems, software and services target and cure specific network pain points so that telcos, cable operators, governments and enterprises can best exploit the new applications that are driving their businesses forward. For more information, visit www.ciena.com.



    CONTACT: Ciena Corporation
             Press Contact:
             Nicole Anderson, 410-694-5786
             pr@ciena.com
                 or
             Investor Contact:
             Jessica Towns, 888-243-6223
             ir@ciena.com